UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 24, 2015

Synchrony Credit Card Master Note Trust
RFS Holding, L.L.C.
Synchrony Bank
(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-169151, 333-107495-02, 333-130030-01, 333-144945-01, 333-169151-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (Synchrony Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

0001226006 (RFS Holding, L.L.C.) and 0001290098 (Synchrony Credit Card Master Note Trust)
(Central Index Key for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into Material Definitive Agreements.

On November 24, 2015, Synchrony Credit Card Master Note Trust (the “Trust”) entered into each of (i) the Ninth Amendment to Master Indenture (the “Master Indenture Amendment”), a copy of which is filed with this Form 8-K as Exhibit 4.1, between the Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), in order to amend certain provisions of the Master Indenture, dated as of September 25, 2003, and (ii) the Fifth Amendment to Servicing Agreement (the “Servicing Amendment” and, together with the Master Indenture Amendment, the “Amendments”), a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which the Trust and General Electric Capital Corporation amended certain provisions of the Servicing Agreement, dated as of June 27, 2003 (the “Servicing Agreement”).

Each of the Amendments facilitates the transfer of the servicing of the credit-card receivables owned by the Trust from General Electric Capital Corporation to Synchrony Financial by allowing Synchrony Financial to become the servicer under the Servicing Agreement with a servicer performance guaranty from General Electric Company, or an affiliate thereof, pursuant to the terms set forth in the Amendments.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Ninth Amendment to Master Indenture, dated as of November 24, 2015, between the Trust and the Indenture Trustee.
4.2	Fifth Amendment to Servicing Agreement, dated as of November 24, 2015, between the Trust and General Electric Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2015	RFS Holding, L.L.C., as depositor

	By:	/s/ Joseph V. Ressa
	Name:	Joseph V. Ressa
	Title:	Vice President